Exhibit 99.1

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente

(602) 286-1533

WESTERN REFINING TO PARTICIPATE IN THE

2016 WELLS FARGO WEST COAST ENERGY CONFERENCE

EL PASO, Texas – June 20, 2016 – Western Refining, Inc. (NYSE:WNR) today announced that Company management will participate in the 2016 Wells Fargo West Coast Energy Conference in San Francisco, California on Tuesday, June 21, 2016. The presentation will be available on the Investor Relations section of Western Refining’s website at www.wnr.com beginning June 21, 2016, and will remain available in accordance with the Company’s investor presentation archive policy.

About Western Refining

Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations and convenience stores in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 61% of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 38% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.